SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549






                            FORM 11-K




         Annual Report Pursuant to Section 15(d) of the
         Securities Exchange Act of 1934 (Fee Required)


                  Commission File Number 0-748



           For the fiscal year ended November 30, 1997


                THE McCORMICK PROFIT SHARING PLAN

                    (Full title of the Plan)



                McCORMICK & COMPANY, INCORPORATED

  (Name of issuer of the securities held pursuant to the Plan)


                        18 Loveton Circle
                     Sparks, Maryland  21152

             (address of principal executive office)

Items 1 through 3:  Not required; see Item 4, below.

Item 4.  Financial Statements and Exhibits.

a)    i)  Report of Independent Auditors..................  1

     ii)  Statements of Financial Condition...............  2

    iii)  Statements of Changes in Plan Equity............  3

     iv)  Notes to Financial Statements...................  4

      v)  Schedule II - Allocation of Plan Equity to
          Investment Programs.............................  11

     vi)  Schedule III - Allocation of Changes in Plan
          Equity to Investment Programs...................  13

b)  Exhibits:  Independent Auditors' Consent Letter as to
               Incorporation of their Report on the Plan's
               Financial Statements.

                           SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              THE McCORMICK PROFIT SHARING PLAN




DATE:  5/28/98                By: /s/ Karen D. Weatherholtz

                                 Karen D. Weatherholtz
                                 Vice President-Human Relations
                                 and Plan Administrator

             Audited Financial Statements and Supplemental Schedules

                        The McCormick Profit Sharing Plan

                     Years ended November 30, 1997 and 1996
                       with Report of Independent Auditors

                        The McCormick Profit Sharing Plan

             Audited Financial Statements and Supplemental Schedules


                     Years ended November 30, 1997 and 1996




                                    Contents



Report of Independent Auditors.............................................1

Audited Financial Statements

Statements of Financial Condition..........................................2
Statements of Changes in Plan Equity.......................................3
Notes to Financial Statements..............................................4
Schedule II--Allocation of Plan Equity to Investment Programs.............11
Schedule III--Allocation of Changes in Plan Equity to Investment Programs.13



Supplemental Schedules

Line 27a--Schedule of Assets Held for Investment Purposes.................16
Line 27d--Schedule of Reportable Transactions.............................17

                        Report of Independent Auditors


To the Investment Committee
McCormick & Company, Incorporated

We have audited the accompanying statements of financial condition of the McCormick Profit Sharing Plan as of November 30, 1997 and 1996, and the related statements of changes in plan equity for each of the three years in the period ended November 30, 1997. We have also audited the schedules of allocation of plan equity to investment programs as of November 30, 1997 and 1996 and allocation of changes in plan equity to investment programs for each of the three years in the period ended November 30, 1997. These financial statements and schedules are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the McCormick Profit Sharing Plan at November 30, 1997 and 1996, and the changes in plan equity for each of the three years in the period ended November 30, 1997, in conformity with generally accepted accounting principles. Furthermore, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying fund information in the allocation of plan equity to investment programs as of November 30, 1997, and the allocation of changes in plan equity to investment programs for the year then ended (fund information), and the supplemental schedules of assets held for investment purposes as of November 30, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information and supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


Ernst & Young LLP
Baltimore, Maryland
May 15, 1998

Page 1

                        The McCormick Profit Sharing Plan

                        Statements of Financial Condition



                                                          November 30
                                                      1997           1996
Assets
Investments:
  Securities--at market value:
   McCormick & Company, Incorporated--
    Common stock                                  $ 68,129,676   $ 75,147,648
   Unaffiliated Issuers:
    Temporary investments                              797,012            460
    Mutual Funds                                   117,594,801     88,822,519
  Participant loans                                  3,248,582      2,718,336
Total investments                                  189,770,071    166,688,963

Receivables:
  Accrued interest and dividends                         3,690         61,220
  Employer contributions                             2,551,493      1,250,022
Total receivables                                    2,555,183      1,311,242

Cash                                                   147,742        121,999
                                                   192,472,996    168,122,204


Liabilities
Cash overdrafts                                         30,616      3,082,666

Plan equity                                       $192,442,380   $165,039,538



See accompanying notes.










Page 2

                       The McCormick Profit Sharing Plan

                      Statements of Changes in Plan Equity



                                              Year ended November 30
                                         1997           1996          1995
Additions

Employer contributions               $ 4,511,700   $  3,148,413  $  3,209,766
Employee contributions                 8,981,750      9,236,115     9,757,400
Earnings from investments:
  Dividends:
   McCormick & Company, Incorporated   1,646,897      1,772,793     1,788,884
   Mutual funds                        4,387,254      9,733,786     2,216,325
  Interest income                        308,864        279,869       312,702
Other, net                               458,999       (165,205)      (16,049)
                                      20,295,464     24,005,771    17,269,028

Deductions

Participant withdrawals               12,867,963     15,724,081    29,573,769
Administrative expenses                  295,958        289,142       395,601
                                      13,163,921     16,013,223    29,969,370


Net realized gain on investments 12,096,189 2,877,954 5,239,030 Net unrealized appreciation
 of investments                        8,175,110      1,917,903    25,351,357
Net increase                          27,402,842     12,788,405    17,890,045
Plan equity at beginning of year     165,039,538    152,251,133   134,361,088
Plan equity at end of year          $192,442,380   $165,039,538  $152,251,133



See accompanying notes.










Page 3

                       The McCormick Profit Sharing Plan

                         Notes to Financial Statements



1.   Significant Accounting Policies

The financial statements of The McCormick Profit Sharing Plan (the Plan) are prepared on the accrual basis of accounting. The Plan changed its name from the McCormick Profit Sharing Plan and PAYSOP to the McCormick Profit Sharing Plan in 1996.

Valuation of Securities

Investments are stated at aggregate current value. Securities traded on a national securities exchange or included on the NASDAQ National Market List are valued at the last reported sales price on the last business day of the plan year. Investments for which no sale was reported on that date are valued at the last reported bid price.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in plan equity as net unrealized appreciation or depreciation of investments.

The net realized gain or loss on disposal of investments is the difference between the proceeds received and the average cost of investments sold. Expenses relating to the purchase or sale of investments are added to the cost or deducted from the proceeds.

Administrative Expenses

McCormick & Company, Incorporated (the Company) has deducted $243,412, $245,986 and $357,430 in 1997, 1996 and 1995, respectively, from the cash deposit of its contributions to the Plan to offset a portion of the administrative costs incurred on behalf of the Plan. These expenses are included in the administrative expenses in the Statement of Changes in Plan Equity. Direct expenses are paid by the Plan.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Plan management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from these estimates.




Page 4

                       The McCormick Profit Sharing Plan
                   Notes to Financial Statements (continued)

2.   Description of the Plan

The following description of the Plan provides only general information. Further information about the Plan agreement, eligible employees, the vesting provisions and investment alternatives are contained in the Summary Plan Description and in Registration Statement No. 33-23727 on Form S-8 filed with the Securities and Exchange Commission on March 21, 1997. Copies of these documents are available from McCormick Corporate Human Relations.

The Plan is a defined contribution plan sponsored by McCormick & Company, Incorporated which incorporates a 401(k) savings and investment option.

Participating employees can make elective pretax contributions to the Plan through regular payroll deductions. If an employee authorizes elective contributions, the contributions may not be less than 1% of his or her taxable cash compensation and may be up to a maximum of 15%. The Company and participating subsidiaries will make a matching contribution at a rate of $.20 for each $1.00 of the participant's elective contributions to the Plan regardless of the participant's investment election. The matching contribution is not made on elective contributions in excess of 10% of compensation.

The Company and participating subsidiaries may also make additional contributions to the Plan for amounts authorized by the Board of Directors. Company contributions are allocated to each participant's account based upon the participant's compensation and length of service.

As of November 1, 1996, the Plan converted to daily valuation processing. It also established new investment funds for the participants' elective contributions. In anticipation of transferring the existing assets to the new funds, all prior investments in the Fidelity Retirement Money Market Portfolio and the Fidelity Investment Grade Bond Fund were liquidated in October 1996. The proceeds were transferred to the T. Rowe Price Prime Reserve Fund and to the Bond Fund of America, respectively. In the attached Schedule of Allocation of Changes in Plan Equity to Investment Programs (Schedule III) for the year ended November 30, 1996, the activity for the money market funds was combined and the activity of the bond funds has also been combined.

A payroll based stock ownership plan (PAYSOP) was made possible by a section of the Internal Revenue Code that allowed the Company to contribute shares of voting stock to employees. The Company has not made a PAYSOP contribution since the elimination of the PAYSOP credit in the Tax Reform Act of 1986.
Any account balances in this fund were transferred to the applicable participant's Profit Sharing Plan account as of November 1, 1996. Before December 1, 1974, the Company's profit sharing contributions were placed in the Retirement Income Trust (RIT). Contributions to that Trust have been discontinued and any account balances in this fund were transferred to the applicable participants' Profit Sharing Plan account as of November 1, 1996.

Page 5

                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)

2.   Description of the Plan (continued)

As of November 30, 1997, the following investment funds were available:

   McCormick Stock Fund - This fund invests principally in the common stock of McCormick & Company, Inc., the Plan sponsor.

   Balanced Fund - The balanced fund seeks conservation of capital, current income and long-term growth of capital and income by investing in stocks, bonds, and other fixed-income securities. This fund invests principally in the American Balanced Fund.

   Small Cap Value Fund - This fund seeks long-term growth of capital through investments in small companies which have low debt, strong growth prospects and are potentially undervalued. This fund invests principally in the T. Rowe Price Small Cap Value Fund.

   International Growth Fund - This international fund seeks long-term growth of capital by investing in companies based outside the United States.
   This fund invests principally in the American Europacific Growth Fund.

   The Bond Fund - The bond fund seeks as high a level of current income as is consistent with preservation of capital. This fund invests primarily in the Bond Fund of America.

   Growth & Income Portfolio Fund - This growth and income fund seeks high total return through a combination of current income and capital appreciation. The fund invests mainly in securities of companies that pay current dividends and offer potential growth of earnings. However, the fund may buy securities that are not currently paying dividends but offer prospects for either capital appreciation or future income. Securities may be of foreign and domestic issuers. The fund diversifies investments among a variety of industries. The principal investment is in the Fidelity Growth & Income Portfolio Fund.

   Long-Term Capital Appreciation Fund - This long-term capital appreciation fund seeks capital appreciation by making a profit on invested capital over the long term. The fund invests in common stocks, and securities convertible to common stock, issued by companies operating in the U.S. and/or abroad. Investments are made in large corporations as well as smaller, less well-known companies. The fund also diversifies investments among a variety of industries and sectors within the market. This fund invests principally in the Fidelity Magellan Fund.

   Money Market Fund - As a money market fund, this fund is managed to maintain a stable $1 share price (although it is not guaranteed). The value of the fund's shares is neither insured nor guaranteed by the U.S. Government. This fund invests principally in the T. Rowe Price Prime Reserve Fund.

Page 6

                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

Participants' elective contributions and the Company's Profit Sharing contributions are invested in the Plan's investment funds as directed by the participant.

In general, participant withdrawals are subject to a 10% excise tax for early withdrawals prior to the participant reaching retirement.

Participants are permitted to take loans against their contributions to the Plan. The maximum of any loan cannot exceed one-half of the participant's contributed account balance or $50,000 less the highest outstanding unpaid loan balance during the prior 12 months, whichever is less. The Company's Investment Committee determines the interest rate for loans based on current market rates. Loan repayments, interest, plus maintenance fees are made by participants through monthly payroll deductions over loan terms of up to five years. Longer loan terms are available for loans taken to purchase, construct, re-construct or substantially rehabilitate a primary home for the participant or the participant's immediate family.

The Company intends to continue the Plan indefinitely. The Company reserves the right to terminate the Plan, or to reduce or cease contributions at any time, if its Board of Directors determines that business, financial or other good causes make it necessary to do so, or to amend the Plan at any time and in respect provided, however, that any such action will not deprive any participant or beneficiary under the Plan of any vested right.

3.   Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401 of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that has occurred that might adversely affect the Plan's qualified status. Under the Plan, participants are not subject to federal income tax on contributions or the income of the Plan until amounts are distributed to them.











Page 7

                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



4. Investments

During 1997, 1996 and 1995, the Plan's investments (including investments bought, sold, or held throughout the year) appreciated in fair value by $20,271,299, $4,795,857 and $30,590,387, respectively, as follows:

                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1997
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                    $ 4,997,458    $ 68,129,676
  Unaffiliated issuers:
     Temporary investments                                   -         797,012
     Mutual funds                                   15,273,841     117,594,801
 Participant loans                                           -       3,248,582
Total                                              $20,271,299    $189,770,071


                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1996
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                    $ 2,731,134    $ 75,147,648
  Unaffiliated issuers:
     Temporary investments                                   -             460
     Mutual funds                                    2,064,723      88,822,519
 Participant loans                                           -       2,718,336
Total                                              $ 4,795,857    $166,688,963







Page 8

                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



4.  Investments (continued)

                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1995
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $16,522,475   $ 77,209,267
  Unaffiliated issuers:
     Temporary investments                                    -        558,657
     Mutual funds                                    14,067,912     70,450,478
 Participant loans                                            -      2,882,406
 Total                                              $30,590,387   $151,100,808



The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                            November 30
                                                        1997           1996

McCormick & Company, Incorporated Common stock $68,129,676 $75,147,648 Fidelity Investments Mutual funds:
 Growth & Income Portfolio Fund                      47,132,535     35,422,622
 Long-Term Capital Appreciation Fund (Magellan)      39,993,784     36,255,279
T. Rowe Price Small Cap Value Fund                    9,989,750              -



5.  Transactions With Parties-in-Interest

Fees paid during the year for legal, accounting and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.




Page 9

                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



6.  Reconciliation of Form 5500 to Audited Financial Statements

The following represents a summary of the differences between the Form 5500 for the year ended November 30, 1997, and the accompanying financial statements:


                                                    Amount per
Form 5500                                          Accompanying
  Line                                Amount per    Financial
 Number      Description              Form 5500     Statements    Difference

32b(1)(A) Interest--Interest bearing
            cash                     $    25,316   $   308,864   $  (283,548)
32b(1)(F) Interest--Other loans          277,744             -       277,744
N/A       Dividends--Mutual funds              -     4,387,254    (4,387,254)
32b(4)(C) Net gain on sale of assets     525,719    12,096,189   (11,570,470)
32b(5)    Unrealized appreciation      4,477,544     8,175,110    (3,697,566)
32b(10)   Registered investment
            companies                 19,661,094             -    19,661,094
                                     $24,967,417   $24,967,417   $         -


The differences result from the classification of investments, and the basis for determining cost, as required for financial statement purposes (historical cost) differing from the classification required in the Form 5500 (market value at the beginning of the Plan year).















Page 10
                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1997




                                                                     Small Cap
                                            McCormick    Balanced      Value
                                  Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $ 68,129,676 $68,129,676 $        -  $        -
  Unaffiliated issuers:
   Temporary investments            797,012     797,012          -           -
   Mutual funds                 117,594,801           -  2,850,920   9,989,750
 Participant loans                3,248,582           -          -           -
Employer contributions
 receivable                       2,551,493           -          -           -
Accrued interest and dividends
 receivable                           3,690       3,690          -           -
Cash                                147,742           1          -           -
                                192,472,996  68,930,379  2,850,920   9,989,750

Liabilities

Cash overdrafts                      30,616           -      8,366       3,757


Plan equity                    $192,442,380 $68,930,379 $2,842,554  $9,985,993











Page 11

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1997



                                 Inter-                Growth &
                                national                Income       Money
                                 Growth                Portfolio     Market
                                  Fund     Bond Fund     Fund         Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $        -  $        -  $         -  $        -
  Unaffiliated issuers:
   Temporary investments                -           -            -           -
   Mutual funds                 3,232,324   7,748,282   47,132,535   6,647,206
 Participant loans                      -           -            -           -
Employer contributions
 receivable                             -           -            -           -
Accrued interest and dividends
 receivable                             -           -            -           -
Cash                               15,742     110,295            -           -
                                3,248,066   7,858,577   47,132,535   6,647,206

Liabilities

Cash overdrafts                         -          -         9,986       8,449


Plan equity                    $3,248,066  $7,858,577  $47,122,549  $6,638,757











Page 11A

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1997



                                    Long-Term
                                     Capital
                                   Appreciation
                                      Fund           Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $         -     $        -     $        -
  Unaffiliated issuers:
   Temporary investments                     -              -              -
   Mutual funds                     39,993,784              -              -
 Participant loans                           -      3,248,582              -
Employer contributions
 receivable                                  -              -      2,551,493
Accrued interest and dividends
 receivable                                  -              -              -
Cash                                    21,704              -              -
                                    40,015,488      3,248,582      2,551,493

Liabilities

Cash overdrafts                              -             58              -


Plan equity                        $40,015,488     $3,248,524     $2,551,493











Page 11B

                       The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1996




                                                                     Small Cap
                                            McCormick    Balanced      Value
                                  Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $ 75,147,648 $75,147,648 $        -  $        -
  Unaffiliated issuers:
   Temporary investments                460         460          -           -
   Mutual funds                  88,822,519           -  1,145,443   2,056,100
 Participant loans                2,718,336           -          -           -
Employer contributions
 receivable                       1,250,022           -          -           -
Accrued interest and dividends
 receivable                          61,220         950          -           -
Cash                                121,999           1          -           -
                                168,122,204  75,149,059  1,145,443   2,056,100

Liabilities

Cash overdrafts                   3,082,666   2,254,924        767     283,024


Plan equity                    $165,039,538 $72,894,135 $1,144,676  $1,773,076











Page 12

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1996



                                 Inter-                Growth &
                                national                Income       Money
                                 Growth                Portfolio     Market
                                  Fund     Bond Fund     Fund         Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $        -  $        -  $         -  $        -
  Unaffiliated issuers:
   Temporary investments                -           -            -           -
   Mutual funds                 1,016,758   6,985,165   35,422,622   5,941,152
 Participant loans                      -           -            -           -
Employer contributions
 receivable                             -           -            -           -
Accrued interest and dividends
 receivable                             -      36,118            -      24,152
Cash                                    -     121,998            -           -
                                1,016,758   7,143,281   35,422,622   5,965,304

Liabilities

Cash overdrafts                    57,068          -        24,858     167,556


Plan equity                    $  959,690  $7,143,281  $35,397,764  $5,797,748











Page 12A

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1996



                                    Long-Term
                                     Capital
                                   Appreciation
                                      Fund           Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $         -     $        -     $        -
  Unaffiliated issuers:
   Temporary investments                     -              -              -
   Mutual funds                     36,255,279              -              -
 Participant loans                           -      2,718,336              -
Employer contributions
 receivable                                  -              -      1,250,022
Accrued interest and dividends
 receivable                                  -              -              -
Cash                                         -              -              -
                                    36,255,279      2,718,336      1,250,022

Liabilities

Cash overdrafts                        292,823          1,646              -


Plan equity                        $35,962,456     $2,716,690     $1,250,022











Page 12B

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1997



                                                                    Small Cap
                                         McCormick     Balanced       Value
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  4,511,700  $   449,193  $   19,092    $   72,521
Employee contributions        8,981,750    2,540,813     115,459       439,533
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,646,897    1,646,897           -             -
  Mutual funds                4,387,254            -     146,604       159,501
 Interest income                308,864       25,316          66           193
Other, net                      458,999            -           -             -
                             20,295,464    4,662,219     281,221       671,748

Interfund transfers                   -   (7,631,045)  1,281,433     6,191,855

Deductions

Participant withdrawals      12,867,963    5,983,418      70,313       144,718
Administrative expenses         295,958        8,970         723            93
                             13,163,921    5,992,388      71,036       144,811

Net realized gain on
 investment                  12,096,189    8,928,753      42,152       162,106
Net unrealized appreciation
 (deprec.) of investments     8,175,110   (3,931,295)    164,108     1,332,019
Net increase (decrease)      27,402,842   (3,963,756)  1,697,878     8,212,917

Plan equity at beginning
 of year                    165,039,538   72,894,135   1,144,676     1,773,076
Plan equity at end of year $192,442,380  $68,930,379  $2,842,554    $9,985,993





Page 13

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1997


                              Inter-                  Growth &
                             national                  Income       Money
                              Growth                  Portfolio     Market
                               Fund      Bond Fund      Fund         Fund

Additions

Employer contributions      $   32,520  $   84,914   $   397,414  $   73,587
Employee contributions         200,087     483,941     2,402,311     408,593
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                      -           -             -           -
  Mutual funds                 132,501     505,645     1,990,406     312,116
 Interest income                    97       1,327         1,837       2,228
Other, net                           -     (36,091)      109,784     (22,436)
                               365,205   1,039,736     4,901,752     774,088

Interfund transfers          1,971,271     105,749     2,102,562     813,652

Deductions

Participant withdrawals         73,626     465,954     2,622,694     735,109
Administrative expenses              -       8,739        14,240      11,622
                                73,626     474,693     2,636,934     746,731

Net realized gain on
 investment                     38,439       6,750     1,781,832           -
Net unrealized appreciation
 (deprec.) of investments      (12,913)     37,754     5,575,573           -
Net increase (decrease)      2,288,376     715,296    11,724,785     841,009

Plan equity at beginning
 of year                       959,690   7,143,281    35,397,764   5,797,748
Plan equity at end of year  $3,248,066  $7,858,577   $47,122,549  $6,638,757





Page 13A

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1997


                                    Long-Term
                                     Capital
                                   Appreciation
                                      Fund           Loans        Unallocated

Additions

Employer contributions             $   402,402     $        -     $2,980,057
Employee contributions               2,391,013              -              -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -              -              -
  Mutual funds                       1,140,481              -              -
 Interest income                            56        277,744              -
Other, net                              21,253        236,629        149,860
                                     3,955,205        514,373      3,129,917

Interfund transfers                 (3,788,908)       538,465     (1,585,034)

Deductions

Participant withdrawals              2,251,127        521,004              -
Administrative expenses                  8,159              -        243,412
                                     2,259,286        521,004        243,412

Net realized gain on
 investment                          1,136,157              -              -
Net unrealized appreciation
 (deprec.) of investments            5,009,864              -              -
Net increase (decrease)              4,053,032        531,834      1,301,471

Plan equity at beginning
 of year                            35,962,456      2,716,690      1,250,022
Plan equity at end of year         $40,015,488     $3,248,524     $2,551,493





Page 13B

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996



                                                                    Small Cap
                                         McCormick      Balanced      Value
                              Total      Stock Fund       Fund        Fund

Additions

Employer contributions     $  3,148,413  $   626,296  $      855    $    2,913
Employee contributions        9,236,115    3,622,342       5,060        16,462
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,772,793    1,647,339           -             -
  Mutual funds                9,733,786            -           -             -
 Interest income                279,869       20,873           -             -
Other, net                     (165,205)           -           -             -
                             24,005,771    5,916,850       5,915        19,375

Interfund transfers                   -     (310,648)  1,113,501     1,716,589

Deductions

Participant withdrawals      15,724,081    6,706,553           -             -
Administrative expenses         289,142       11,102           -             -
                             16,013,223    6,717,655           -             -

Net realized gain (loss)
 on investment                2,877,954    2,027,881         925             -
Net unrealized appreciation
 (deprec.) of investments     1,917,903    1,634,697      24,335        37,112
Net increase (decrease)      12,788,405    2,551,125   1,144,676     1,773,076

Plan equity at beginning
 of year                    152,251,133   70,343,010           -             -
Plan equity at end of year $165,039,538  $72,894,135  $1,144,676    $1,773,076





Page 14

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996


                              Inter-                 Growth &
                             national                 Income        Money
                              Growth                 Portfolio      Market
                               Fund       Bond Fund    Fund          Fund

Additions

Employer contributions       $  1,321    $  112,692  $   316,593  $   91,212
Employee contributions          7,533       622,324    1,753,540     529,965
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                     -             -            -           -
  Mutual funds                      -       459,886    1,882,382     290,701
 Interest income                    -        36,691        3,975      25,420
Other, net                          -             -            -           -
                                8,854     1,231,593    3,956,490     937,298

Interfund transfers           935,353      (581,777)   5,184,249     109,089

Deductions

Participant withdrawals             -     1,022,255    3,469,107   1,251,492
Administrative expenses             -        10,109       11,148       2,190
                                    -     1,032,364    3,480,255   1,253,682

Net realized gain (loss)
 on investment                      -      (540,567)     557,692           -
Net unrealized appreciation
 (deprec.) of investments      15,483       415,442    4,340,657           -
Net increase (decrease)       959,690      (507,673)  10,558,833    (207,295)

Plan equity at beginning
 of year                            -     7,650,954   24,838,931   6,005,043
Plan equity at end of year   $959,690    $7,143,281  $35,397,764  $5,797,748





Page 14A

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996


                                    Long-Term
                                     Capital
                                   Appreciation
                                      Fund          PAYSOP         RIT Trust

Additions

Employer contributions             $   484,409    $        -      $        -
Employee contributions               2,678,889             -               -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -        53,735          71,719
  Mutual funds                       7,100,817             -               -
 Interest income                         5,212            92             215
Other, net                                   -             -               -
                                    10,269,327        53,827          71,934

Interfund transfers                   (735,474)   (2,652,446)     (3,609,505)

Deductions

Participant withdrawals              2,888,564        85,831         234,516
Administrative expenses                  8,602             3               2
                                     2,897,166        85,834         234,518

Net realized gain (loss)
 on investment                         397,824        94,790         339,409
Net unrealized appreciation
 (deprec.) of investments           (3,184,180)     (494,878)       (870,765)
Net increase (decrease)              3,850,331    (3,084,541)     (4,303,445)

Plan equity at beginning
 of year                            32,112,125     3,084,541       4,303,445
Plan equity at end of year         $35,962,456    $        -      $        -





Page 14B

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996





                                       Loans           Unallocated

Additions

Employer contributions              $        -         $1,512,122
Employee contributions                       -                  -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -                  -
  Mutual funds                               -                  -
 Interest income                       187,391                  -
Other, net                            (165,205)                 -
                                        22,186          1,512,122

Interfund transfers                   (122,155)        (1,046,776)

Deductions

Participant withdrawals                 65,763                  -
Administrative expenses                      -            245,986
                                        65,763            245,986

Net realized gain (loss)                     -                  -
 on investment
Net unrealized appreciation
 (deprec.) of investments                    -                  -
Net increase (decrease)               (165,732)           219,360

Plan equity at beginning
 of year                             2,882,422          1,030,662
Plan equity at end of year          $2,716,690         $1,250,022





Page 14C

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995


                                                                    Growth &
                                                       Investment    Income
                                         McCormick       Grade      Portfolio
                              Total      Stock Fund    Bond Fund      Fund

Additions

Employer contributions     $  3,209,766  $   729,743  $   120,387  $   315,824
Employee contributions        9,757,400    4,066,290      683,018    1,674,667
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,788,884    1,585,651            -            -
  Mutual funds                2,216,325            -      517,040    1,213,542
 Interest income                312,702       32,301        1,434        3,192
Other, net                      (16,049)           -            -            -
                             17,269,028    6,413,985    1,321,879    3,207,225

Interfund transfers                   -   (1,148,539)    (380,315)   2,789,247

Deductions

Participant withdrawals      29,573,769   11,249,627    1,753,799    4,339,353
Administrative expenses         395,601        9,429        8,786        9,144
                             29,969,370   11,259,056    1,762,585    4,348,497

Net realized gain (loss)      5,239,030    2,798,719     (173,034)     170,095
 on investment
Net unrealized appreciation
 (deprec.) of investments    25,351,357   11,784,523      573,034    4,698,987
Net increase (decrease)      17,890,045    8,589,632     (421,021)   6,517,057

Plan equity at beginning
 of year                    134,361,088   61,753,378    8,071,975   18,321,874
Plan equity at end of year $152,251,133  $70,343,010  $ 7,650,954  $24,838,931





Page 15

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995


                            Retirement    Long-Term
                              Money        Capital
                              Market     Appreciation
                               Fund         Fund        PAYSOP    RIT Trust

Additions

Employer contributions       $   94,408  $   531,015  $        -   $        -
Employee contributions          503,779    2,829,646           -            -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                       -            -      75,337      127,896
  Mutual funds                  377,069      108,674           -            -
 Interest income                  1,105        4,151         290          843
Other, net                            -            -           -            -
                                976,361    3,473,486      75,627      128,739

Interfund transfers           2,180,180    1,126,557     (50,648)    (351,082)

Deductions

Participant withdrawals       4,233,295    4,032,328     646,041    2,976,966
Administrative expenses           2,314        8,498           -            -
                              4,235,609    4,040,826     646,041    2,976,966

Net realized gain (loss)              -      238,281     396,921    1,808,048
 on investment
Net unrealized appreciation
 (deprec.) of investments             -    8,560,549     297,935     (563,671)
Net increase (decrease)      (1,079,068)   9,358,047      73,794   (1,954,932)

Plan equity at beginning
 of year                      7,084,111   22,754,078   3,010,747    6,258,377
Plan equity at end of year   $6,005,043  $32,112,125  $3,084,541   $4,303,445





Page 15A

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995





                                       Loans           Unallocated

Additions

Employer contributions              $        -          $1,418,389
Employee contributions                       -                   -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -                   -
  Mutual funds                               -                   -
 Interest income                       269,386                   -
Other, net                             (16,049)                  -
                                       253,337           1,418,389

Interfund transfers                   (106,472)         (4,058,928)

Deductions

Participant withdrawals                342,360                   -
Administrative expenses                      -             357,430
                                       342,360             357,430

Net realized gain (loss)                     -                   -
 on investment
Net unrealized appreciation
 (deprec.) of investments                    -                   -
Net increase (decrease)               (195,495)         (2,997,969)

Plan equity at beginning
 of year                             3,077,917           4,028,631
Plan equity at end of year          $2,882,422          $1,030,662





Page 15B




















                             SUPPLEMENTAL SCHEDULES

                        The McCormick Profit Sharing Plan

            Line 27a--Schedule of Assets Held for Investment Purposes

                                November 30, 1997

                            Shares         Cost          Market
Description                  Held          Value         Value

Temporary investments:
 Norwest Short Term
 Investment Fund           797,012    $    797,012    $    797,012

McCormick & Company,
Incorporated:
 Common Stock            2,570,931      34,221,692      68,129,676

Mutual Fund Investments:

 Bond Fund of
 America                   554,240       7,630,622       7,748,282

 Fidelity Growth &
 Income Fund             1,253,525      33,221,392      47,132,535

 American Balanced Fund    170,306       2,662,477       2,850,920

 American EuroPacific -
 International Fund        119,098       3,229,754       3,232,324

 T. Rowe Price Small
 Cap Value Fund            406,253       8,620,618       9,989,750

 T. Rowe Price Prime
 Reserve - Money
 Market Fund             6,647,206       6,647,206       6,647,206

 Fidelity Magellan -
 Long-Term Capital
 Appreciation Fund         406,730      31,076,696      39,993,784

Participant Loans
(Average interest
 rate of 9%):                            3,248,582       3,248,582

                                      $131,356,051    $189,770,071

Page 16

                              The McCormick Profit Sharing Plan

                        Line 27d--Schedule of Reportable Transactions

                                Year Ended November 30, 1997




                                 5% Reportable Transactions
                                     Single Transactions


A. Identity of
   Party Involved

   B.           C.        D.       F.         G.        H.       I.
   Description  Purchase  Selling  Expenses   Cost of   Current  Net Gain
   of Security  Price     Price    Incurred   Security  Value    or Loss




No single reportable transactions.








Page 17
                           The McCormick Profit Sharing Plan

               Line 27d--Schedule of Reportable Transactions (continued)

                             Year Ended November 30, 1997


                              5% Reportable Transactions
                      Series of Transactions in the same security

B.               C.          D.         F.    G.         H.         I.
Description      Purchase    Selling    Exp.  Cost of    Current    Net Gain
of Security      Price       Price      Incr  Security   Value      or Loss

Norwest
Short-Term
InvestmentFund  $8,687,679 $7,891,127  $ -  $7,891,127 $16,578,806         $ -

T.R.Price Prime
Reserve Fund     8,550,951  7,844,897  $ -   7,844,897  16,395,848         $ -

Fidel. Magellan
Fund Inc.        6,056,087  8,545,659  $ -   7,400,551  14,601,746   1,145,108

Fidel.Growth &
Income Port.    11,417,281  7,075,204  $ -   5,290,917  18,492,485   1,784,287

T.R.Price Small
Cap Value Fund   8,064,782  1,625,257  $ -   1,463,152   9,690,039     162,105

McCormick & Co.
Common Stk-Voting      $ -  8,757,625  $ -   4,824,912   8,757,625   3,932,713








Page 18

                           The McCormick Profit Sharing Plan

               Line 27d--Schedule of Reportable Transactions (continued)

                             Year Ended November 30, 1997





                              5% Reportable Transactions
                      Series of Transactions with the same party
                            Involved with a 5% transaction


A. Identity of
   Party Involved

   B.           C.        D.       F.         G.        H.       I.
   Description  Purchase  Selling  Expenses   Cost of   Current  Net Gain
   of Security  Price     Price    Incurred   Security  Value    or Loss




No reportable transactions.










Page 19









            Exhibit--Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated May 15, 1998, with respect to the financial statements and supplemental schedules of The McCormick Profit Sharing Plan for the year ended November 30, 1997 included under
Item 14., Exhibits, Financial Statement Schedules, and Reports on Form 8-K in this Form 10-K/A, No. 1.

     Form           Registration Number          Date Filed

     S-8                 33-23727                  3/21/97
     S-8                 33-58197                  3/23/95
     S-3                 33-66614                  7/27/93
     S-3                 33-40920                  5/29/91
     S-8                 33-33725                  3/02/90
     S-3                 33-32712                 12/21/89
     S-3                 33-24660                  3/16/89
     S-8                 33-24658                  9/15/88
     S-8                 33-24659                  9/15/88




                                    ERNST & YOUNG LLP



Baltimore, Maryland
May 28, 1998